UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)	14031 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2015, 22nd Century Group, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Chardan Capital Markets, LLC (the “Placement Agent”) relating to the Company’s registered direct offering, issuance and sale (the “Offering”) to select investors (the “Investors”) of up to 6,000,000 shares (the “Offered Shares”) of the Company’s common stock (the “Common Stock”) and Common Stock Purchase Warrants (the “Warrants”) to purchase up to 3,000,000 shares of Common Stock (the “Warrant Shares”). A copy of the Placement Agent Agreement is attached hereto as Exhibit 1.1.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a cash fee of 6.0% of the gross proceeds from the Offering and a cash fee equal to 2.0% of the gross proceeds received by the Company, if any, from the cash exercise of any Warrants. The Placement Agent has no commitment to purchase any of the shares of Common Stock or Warrants and is acting only as an agent in obtaining indications of interest from investors who will purchase the shares of Common Stock and Warrants directly from the Company. The Placement Agency Agreement requires us to indemnify the Placement Agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Placement Agent may be required to make because of any of those liabilities.

In addition, on May 28, 2015, the Company and one institutional Investor introduced to the Company by the Placement Agent entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of the Offered Shares and the Warrants. The Offered Shares and Warrants will be sold in units, with each unit consisting of one Offered Share and a Warrant to purchase 0.5 Warrant Shares. The purchase price per unit is $1.00. The Warrants will provide for an exercise price of $1.25 per share and will be exercisable starting six months after the issue date of the Warrants and will have a term of 5.5 years. The exercise price of the Warrants will also be adjusted in the event of stock splits, reverse stock splits and the like pursuant to their terms. Except upon at least 61 days’ prior notice from the holder to the Company, the holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock (including securities convertible into common stock) outstanding immediately after the exercise; provided, however, that the holder may not increase this limitation at any time in excess of 9.99%. The Securities Purchase Agreement provides that, subject to certain exceptions, for a period ending on the earlier of (i) 90 days after the closing of the Offering and (ii) the trading day following the day that the closing price of the Company’s common stock exceeds $1.25 for ten consecutive trading days, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents.

The Securities Purchase Agreement provides that, subject to certain exceptions, until the Warrants are no longer outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price. A copy of the form of Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the form of Warrant to be issued by the Company is attached hereto as Exhibit 10.2.

The net proceeds to the Company from the Offering, after deducting Placement Agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $5.6 million. The Offering is expected to close on or before June 2, 2015.

The Offered Shares and the Warrant Shares are registered under the Act on the Company’s Registration Statement on Form S-3 (Registration No. 333-195386) previously filed with the Securities and Exchange Commission and declared effective on June 5, 2014. The Common Stock and Warrants in this Offering are being offered and sold pursuant to a base prospectus and a prospectus supplement filed as part of the Registration Statement.

Attached as Exhibit 5.1 is the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Offered Shares and the issuance of the Warrant Shares upon exercise of the Warrants.

The foregoing summaries of the terms of the Placement Agency Agreement, the Securities Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 10.1, and 10.2, respectively, and incorporated herein by reference. The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Each of the Placement Agency Agreement and the Securities Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01(d). Financial Statements and Exhibits.

(d) Exhibits.

1.1     Placement Agency Agreement, dated May 28, 2015 between 22nd Century Group, Inc. and Chardan Capital Markets, LLC.

5.1     Opinion of Foley & Lardner LLP.

10.1    Form of Securities Purchase Agreement, dated May 28, 2015, by and between 22nd Century Group, Inc., and each of the Purchasers (as defined therein).

10.2     Form of Common Stock Purchase Warrant.

23.1     Consent of Foley & Lardner LLP (included in Exhibit 5.1).

99.1     Press Release issued by 22nd Century Group, Inc. on May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Henry Sicignano, III
Date:	May 29, 2015	Henry Sicignano, III
President and Chief Executive Officer